Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements:

1)	Registration Statement (Form S-3 No. 333-137166) of Magellan Midstream Partners, L.P.,

2)	Registration Statement (Form S-3 No. 333-129121) of Magellan Midstream Partners, L.P.,

3)	Registration Statement (Form S-8 No. 333-71670) pertaining to the Magellan Midstream Partners Long-Term Incentive Plan,

4)	Registration Statement (Form S-8 No. 333-147206) pertaining to the Magellan Midstream Partners Long-Term Incentive Plan, and

5)	Registration Statement (Form S-4 No. 333-158444) of Magellan Midstream Partners, L.P.;

of our report dated February 26, 2009 (except for the impact of the items described in Note 4, as to which the date is May 18, 2009), with respect to the consolidated financial statements of Magellan Midstream Partners, L.P., and our report dated February 26, 2009 (except for the impact of the items described in Note 2 in the ninth paragraph under the heading New Accounting Pronouncements, as to which the date is May 18, 2009), with respect to the consolidated balance sheets of Magellan GP, LLC, both of which are included in this Current Report (Form 8-K) dated May 21, 2009.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

May 18, 2009